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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60997 and 333-61007) of Hastings Entertainment, Inc. of our report dated March 27, 2001, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2001.



                                             /s/ Ernst & Young LLP
Fort Worth, Texas
April 25, 2001